Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: August 26, 2021

RRE LEADERS FUND, L.P.

By:	RRE Leaders GP, LLC

By:	/s/ William D. Porteous
	Name:	William D. Porteous
	Title:	General Partner and Chief Operating Officer

RRE LEADERS GP, LLC

By:	/s/ William D. Porteous
	Name:	William D. Porteous
	Title:	General Partner and Chief Operating Officer

RRE VENTURES V, L.P.

By:	RRE Ventures GP V, LLC

By:	/s/ William D. Porteous
	Name:	William D. Porteous
	Title:	General Partner and Chief Operating Officer

RRE VENTURES GP V, LLC

By:	/s/ William D. Porteous
	Name:	William D. Porteous
	Title:	General Partner and Chief Operating Officer

/s/ *
JAMES D. ROBINSON IV

/s/ *
STUART J. ELLMAN

/s/ William D. Porteous
WILLIAM D. PORTEOUS

* /s/ William D. Porteous, as attorney-in-fact
WILLIAM D. PORTEOUS